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                        SUN INTERNATIONAL HOTELS LIMITED
                           OFFER TO PURCHASE FOR CASH
                                     UP TO
                    5,000,000 SHARES OF ITS ORDINARY SHARES
                                       AT
                               $24 NET PER SHARE

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 25, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                   June 26, 2000

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated June 26, 2000, of Sun International Hotels Limited, an international corporation organized and existing under the laws of the Commonwealth of The Bahamas (the "Company"), and a related specimen Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Company is offering to purchase up to 5,000,000 of its outstanding ordinary shares, par value $0.001 per share (the "Shares"), for cash at $24 net per Share to the seller, upon the terms and subject to the conditions set forth in the Offer. The Company may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

    THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    YOUR ATTENTION IS CALLED TO THE FOLLOWING:

    (1) The tender price is $24 net per Share to you in cash.

    (2) The Offer is not conditioned upon any minimum number of Shares being validly tendered.

    (3) Tendering stockholders will not be obligated by pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

    (4) The Offer and the Proration Period expire at 5:00 p.m., New York City time, on Tuesday, July 25, 2000, unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

    (5) The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.
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    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, WILL YOU KINDLY SO
INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE HEREOF. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND SHOULD NOT BE USED TO TENDER SHARES.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    As described in the Offer to Purchase, if more than 5,000,000 (or such greater number, as the Company may elect to purchase) Shares are validly tendered on or prior to the Expiration Date, subject to the terms and conditions of the Offer, the Company will purchase all Shares validly tendered on or prior to the Purchase Date, on a pro rata basis if necessary (with appropriate adjustments to avoid purchase of fractional Shares).

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 26, 2000, and a specimen Letter of Transmittal relating to the Offer by Sun International Hotels Limited (the "Company"), to purchase up to 5,000,000 of the outstanding ordinary shares (or such greater number of shares, as the Company may elect to purchase), par value $0.001 per share (the "Shares").

    This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 26, 2000, and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

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
                Date: , 2000

                                                                   SIGNATURE(S)

      Number of Shares to be tendered:

                     *
   *Unless otherwise indicated it will be
   assumed that all your Shares are to be            (PLEASE PRINT NAME(S) AND ADDRESS HERE)
                 tendered.

                                                          AREA CODE AND TELEPHONE NUMBER
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